UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2022

URSTADT BIDDLE PROPERTIES INC
(Exact Name of Registrant as Specified in Its Charter)

001-12803
(Commission File Number)

Maryland	04-2458042
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

321 RAILROAD AVENUE
GREENWICH, Connecticut 06830
(Address of principal executive offices, including zip code)

(203) 863-8200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	UBP	New York Stock Exchange LLC
Class A Common Stock, par value $.01 per share	UBA	New York Stock Exchange LLC
6.25% Series H Cumulative Preferred Stock	UBPPRH	New York Stock Exchange LLC
5.875% Series K Cumulative Preferred Stock	UBPPRK	New York Stock Exchange
Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange LLC
Class A Common Stock Rights to Purchase Preferred Shares	N/A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders.

The 2022 Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the “Company”) was held on March 17, 2022.   At the meeting, stockholders were asked to vote on the following matters:

1.	For the election of the three director nominees to serve for three years as Class I directors, as follows:

Nominees to serve for three years as Class I directors --
	For	Against	Abstain	Broker Non-Votes
Willing L. Biddle	9,734,488	365,226	7,982	840,716
Bryan O. Colley	8,927,659	1,172,143	7,894	840,716
Robert J. Mueller	8,809,054	1,294,443	4,200	840,716

2.	To ratify the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for fiscal year 2022. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Votes
10,930,225	12,488	5,701	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 21, 2022	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer